Exhibit 23.2



                        Consent of Independent Registered
                             Public Accounting Firm


We consent to the incorporation by reference in the registration statement on Form S-3 of Nutrition 21, Inc. of our report dated August 22, 2005, on the consolidated financial statements and financial statement schedule included in the Form 10-K of Nutrition 21, Inc. for the year ended June 30, 2005. We also consent to the reference to our Firm under the caption "Experts".




/s/ J. H. Cohn LLP



Roseland, New Jersey
March 2, 2006










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